Page 10 of 14 Pages

                                    EXHIBIT D


                            Stock Purchase Agreement


          Stock Purchase Agreement (the "Agreement"), dated as of December 19, 1997, by and among Quota Fund, N.V., a Netherlands Antilles corporation (the "Seller"), and Wayne Collignon ("Collignon"), Dirk Anderson ("Anderson"), Granite Capital L.P. ("Granite"), Generation Capital Assoc. ("Generation"), William J. Hopke ("Hopke"), Warren Palitz ("Palitz") and Scott W. Ryan ("Ryan") (each of Collignon, Anderson, Granite, Generation, Hopke, Palitz and Ryan, a "Purchaser" and collectively, the "Purchasers").

          1.   Purchase  and Sale of the  Shares.  Subject  to the terms of this
               ---------------------------------
Agreement, the Seller hereby agrees to sell, convey, assign and deliver to each Purchaser, and each Purchaser hereby agrees to purchase, acquire and accept from the Seller, the number of shares (the "Shares") of common stock, no par value (the "Common Stock"), of Reconditioned Systems, Inc. ("RSI") listed next to such Purchaser's name on Schedule 1 attached hereto.

          2.   Consideration.  Subject  to  the  terms  of  this  Agreement,  in
               -------------
consideration of the aforesaid sale, conveyance, assignment and delivery of the Shares, each Purchaser hereby agrees to deliver, or cause to be delivered, to the Seller, the purchase price, in cash, listed next to such Purchaser's name on
Schedule 1 attached hereto (the "Purchase Price"), representing a price per Share of U.S. $1.50.

          3.   Delivery by the  Purchasers.  Each  Purchaser  shall  deliver the
               ---------------------------
Purchase Price, by wire transfer of immediately available funds to the following account, pursuant to the following instructions:

          4.   Delivery by the Seller.  As soon as the aggregate  Purchase Price
               ----------------------
has been received by the Seller with respect to all of the Purchasers, the Seller shall give irrevocable instructions to the transfer agent to deliver to the Purchasers or their nominee(s) a stock certificate or certificates representing the Shares, duly endorsed in blank or with stock powers duly executed by it, in proper form for transfer; provided, that such stock certificates may have legends affixed to the effect that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned or otherwise transferred except in compliance with the Act and that RSI may place "stop transfer" instructions with respect to the Shares with its transfer agent.



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          5.   Representations   and  Agreements  of  the  Seller.   The  Seller
               --------------------------------------------------
represents and warrants to each Purchaser as follows:

          a.   Organization  and  Corporate  Power.  The Seller is a corporation
               -----------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Seller has all requisite legal and corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

          b.   Authorization.  All  corporate  action on the part of the  Seller
               -------------
necessary for the authorization, execution, delivery and performance of this Agreement and the authorization, sale and delivery of the Shares, has been taken. This Agreement has been duly and validly executed and delivered by the Seller, and constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms. The execution of this Agreement and the performance by the Seller of its obligations hereunder do not conflict with or violate any agreement to which the Seller is a party or is bound or any law applicable to the Seller. No consent of or filing with any third party, including governmental authorities (other than disclosure forms to be filed with governmental or regulatory agencies, including Schedule 13D and Form 4 filings), is required for the Seller to execute and deliver this Agreement and effect the transactions contemplated by this Agreement (without giving effect to any consents or filings which may be required as a result of the status or operations of the Purchasers).

          c.   Title  and  Related  Matters.  Upon  delivery  of the  Shares  as
               ----------------------------
contemplated by Section 3 hereof within the State of New York, each Purchaser will acquire good title to the Shares (assuming that such Purchaser is a bona fide Purchaser within the meaning of Section 8-302 of the New York Uniform
Commercial Code) free and clear of all adverse claims (as defined in Section 8-302 of the New York Uniform Commercial Code).

          d.   Evaluation of  Transaction.  The Seller has sufficient  knowledge
               --------------------------
and experience in financial, investment and business matters so as to independently evaluate the merits of selling the Shares to the Purchasers and the Seller is able to make, and has made, an informed investment decision with respect thereto.

          6.   Representations  and  Agreements of Purchasers.  Each  Purchaser,
               ----------------------------------------------
severally, for itself only, represents and warrants to the Seller as follows:



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                                                             Page 12 of 14 Pages

          a.   Organization  and Power.  If such  Purchaser  is an entity,  such
               -----------------------
Purchaser is organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Such Purchaser has all requisite legal power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

          b.   Authorization. If such Purchaser is an entity, all actions on the
               -------------
part of such Purchaser necessary for the authorization, execution, delivery and performance of this Agreement have been taken. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms. The execution of this Agreement and the performance by such Purchaser of its obligations hereunder do not conflict with or violate any agreement to which such Purchaser is a party or any law applicable to such Purchaser. No consent of or filing with any third party, including governmental authorities (other than disclosure forms to be filed with governmental or regulatory agencies, including Schedule 13D and Form 4 filings), is required for such Purchaser to execute and deliver this Agreement and effect the transactions contemplated by this Agreement (without giving effect to any consents or filings which may be required as a result of the status or operations of the Sellers).

          c.   Investment Representations. (i) Each Purchaser has such knowledge
               --------------------------
and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares, has independently evaluated the merits of purchasing the Shares and has made an informed, independent investment decision with respect thereto. Each Purchaser has been given the opportunity to examine all documents provided by, conduct due diligence and ask questions of, and to receive answers from, either the Seller or RSI and their respective representatives concerning the terms and conditions of an investment in the Shares. Each Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Act) thereof in violation of the Securities Act. Each Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Act or an exemption from such registration is available. Each Purchaser (except for Collignon and Anderson) is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission.

               (ii) In addition to the representations and agreements contained in c(i) above, each of Collignon and Anderson further represent and warrant that each is a senior officer and existing stockholder of RSI and as such is in a position and has access to sufficient information concerning RSI to make an informed decision with respect to an investment in the Shares.



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          7.   Binding Effect;  Assignment.  This Agreement is not assignable by
               ---------------------------
either party, unless the prior written consent of the other parties hereto is obtained. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Seller and its successors and permitted assigns with respect to the obligations of each Purchaser under this Agreement, and to the benefit of such Purchaser and its successors and permitted assigns with respect to the obligations of the Seller under this Agreement.

          8.   Counterparts.  This  Agreement  may be executed in  counterparts,
               ------------
each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

          9 .  Governing  Law. This  Agreement  shall be governed by the laws of
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the State of New York  (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.




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                                                             Page 14 of 14 Pages

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                   QUOTA FUND, N.V.


                                   By:  _______________________________________
                                        Name:
                                        Title:


                                   By:  _______________________________________
                                        Wayne Collignon


                                   By:  _______________________________________
                                        Dirk Anderson


                                   GRANITE CAPITAL, L.P.



                                   By:  _______________________________________
                                        Name:
                                        Title:


                                   GENERATION CAPITAL ASSOC.


                                   By:  _______________________________________
                                        Name:
                                        Title:


                                        _______________________________________
                                        William J. Hopke


                                        _______________________________________
                                        Warren Palitz


                                        _______________________________________
                                        Scott W. Ryant


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